FOR IMMEDIATE RELEASE

LiveWire Group, Inc. Reports 2025 Third Quarter Financial Results

MILWAUKEE (November 4, 2025) – LiveWire Group, Inc. (“LiveWire” or the “Company”) (NYSE: LVWR) today reported third quarter 2025 results.

“The LiveWire team worked diligently through the quarter to increase market share and maintain our number one position in U.S. electric motorcycle retail sales in the 50+ horsepower on-road EV segment1 by delivering a company record-setting quarter. STACYC delivered 46% revenue growth, contributing to a 28% increase in consolidated revenue compared to the same quarter prior year. Continued focus on cost control reduced consolidated operating loss by 29% from the prior year. We’re also advancing our strategic expansion to attract new riders with the S4 Honcho™ Trail and S4 Honcho™ Street currently on display at EICMA2 in Milan. With production targeted to start in Spring '26, we can't wait to see these products hit the roads next year,” said Karim Donnez, CEO, LiveWire.

Third Quarter and Year-to-Date Highlights and Financial Results

•Consolidated revenue increased by 28% compared to the same quarter 2024 driven by increased unit sales in both Electric Motorcycles and STACYC segments, partially offset by Electric Motorcycles incentives.
•Consolidated operating loss decreased by $7.7 million from same quarter 2024 primarily driven by a decrease in consolidated selling, administrative and engineering expense.
•Reduced consolidated selling, administrative and engineering expense by $9.1 million from same quarter 2024 primarily due to cost reduction initiatives.
•Reduced net cash used year-to-date during 2025 by $31.4 million, or 39%, versus the same period in 2024.
•Launched an At-The-Market offering to raise up to $50 million in additional capital through share issuance.

Total Company Highlights

$ in millions*	3rd quarter
	2025	2024	Change
Consolidated Revenue	$5.7	$4.4	28%
Consolidated Operating Loss	($18.8)	($26.5)	29%
Net Loss	($19.4)	($22.7)	15%
Net Cash Used During the Year **	($48.1)	($79.5)	39%
*Amounts may not add or recalculate due to rounding.

** Net cash used during the year is the equivalent of the net decrease in cash and cash equivalents included on the Company’s Consolidated Statements of Cash Flows.

The Company’s consolidated net loss was $19.4 million for the third quarter 2025 as compared to $22.7 million in the same period prior year driven by the segment results noted below, offset by a decrease of $3.2 million of non-operating income related to the change in fair value of the outstanding warrants as of September 30, 2025 and a decrease of $1.1 million in interest income as compared to prior year.

LiveWire Group, Inc. is comprised of two business segments:

•Electric Motorcycles – focused on the sale of electric motorcycles and related products
•STACYC – focused on the sale of electric balance bikes for kids, electric bikes, and related products
1 Source: U.S. 50+hp EV Street Legal Market Share for September 2025 from Motorcycle Industry Council (MIC).
2 Esposizione Internazionale Ciclo Motociclo e Accessori (translated: International Exhibition of Cycles, Motorcycles, and Accessories) motorcycle event in Milan, Italy.

STACYC

$ in millions*	3rd quarter
	2025	2024	Change
Electric Balance Bike and Electric Bike Units	5,805	3,442	69%
Revenue	$4.7	$3.2	46%
Operating Loss	($0.4)	($1.5)	73%
*Amounts may not add or recalculate due to rounding.

STACYC revenue increased in the third quarter of 2025 compared to 2024 by $1.5 million primarily driven by higher volumes. Selling, administrative, and engineering expense decreased by $0.3 million primarily driven by a reduction in advertising and marketing expense.

Electric Motorcycles

$ in millions*	3rd quarter
	2025	2024	Change
Motorcycle Units	184	99	86%
Revenue	$1.0	$1.2	(20%)
Operating Loss	($18.4)	($25.0)	26%
*Amounts may not add or recalculate due to rounding.

Electric Motorcycles unit sales increased by 86 percent compared to the prior year same quarter. This increase in volume was offset by increased incentives implemented to drive demand in the market, resulting in a decrease in revenue of $0.2 million in the third quarter of 2025 compared to the same quarter in the prior year. Operating loss decreased by $6.6 million primarily driven by an $8.8 million reduction in selling, administrative and engineering expense from cost reduction activities taken, including decreases in people costs and other spending, compared to the same quarter in the prior year.

Financial guidance

Due to ongoing market volatility and evolving macroeconomic conditions, the current level of uncertainty limits our ability to provide updated unit projections with the necessary level of precision and reliability, therefore, we have chosen not to provide units guidance at this time. During the third quarter of 2025, we introduced temporary pricing incentives on our S2 models. Due to the positive consumer reaction to this promotion and impact on volumes, we have extended this promotion through December 15, 2025. Additionally, during the third quarter of 2025, we determined not to move forward with a proposed work statement under the Joint Development Agreement with Harley-Davidson, Inc. As a result of the foregoing, we are updating our previously issued guidance related to Operating Loss to $72-$77 million from $59-$69 million for the full year 2025.

Webcast
The public is invited to attend the Harley-Davidson, Inc. audio webcast from 8-9 a.m. CT where LiveWire’s financial results, developments in the business and updates to the Company’s outlook will be shared. The webcast login can be accessed at https://investor.livewire.com/news-events-1/events/default.aspx. The audio replay will be available by approximately 10:00 a.m. CT.

About LiveWire
LiveWire has a dedicated focus on the electric motorcycle sector. LiveWire’s majority shareholder is Harley-Davidson, Inc. LiveWire comes from the lineage of Harley-Davidson and is capitalizing on a decade of its learnings in the EV sector. With a dedicated focus on EV, LiveWire plans to develop the technology of the future and to invest in the capabilities needed to lead the transformation of motorcycling. www.livewire.com

Cautionary Note Regarding Forward-Looking Statements
The Company intends that certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “is on track,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “remain committed,” “should,” “target,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described in prior public filings titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following: our history of losses and expectation to incur significant expenses and continuing losses for the foreseeable future; Harley-Davidson, Inc. (“H-D”) making decisions for its overall benefit that could negatively impact our overall business; our relationship with H-D and its impact on our other business relationships; our limited operating history, the rollout of our business and the timing of expected business milestones, including our ability to develop and manufacture electric vehicles of sufficient quality and appeal to customers on schedule and on a large scale; our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; our ability to obtain funding for our operations and manage costs; our future capital requirements and sources and uses of cash; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, including our ability to effectively execute the Company’s relocation and streamlined headcount plan within expected costs and time and our ability to realize the expected savings on an ongoing annual basis; our ability to manage and predict the impact that new or adjusted tariffs may have on the Company's ability to sell products domestically and internationally, and the cost of raw materials and components, including tariffs recently imposed or that may be imposed by the U.S. on foreign goods or other tariffs recently imposed or that may be imposed by foreign countries on U.S. goods; retail partners being unwilling to participate in our go-to-market business model or their inability to establish or maintain relationships with customers for our electric vehicles; our ability to attract and retain a large number of customers; challenges we face as a pioneer into the highly-competitive and rapidly evolving electric vehicle industry; our operational and financial risks if we fail to effectively and appropriately separate the LiveWire business from the H-D business; our ability to leverage contract manufacturers, including H-D and Kwang Yang Motor Co., Ltd., a Taiwanese company (“KYMCO”), to contract manufacture our electric vehicles; potential delays in the design, manufacture, financing, regulatory approval, launch and delivery of our electric vehicles; building out our supply chain, including our dependency on our existing suppliers and our ability to source suppliers, in each case many of which are single-sourced or limited-source suppliers, for our critical components such as batteries and semiconductor chips; our ability to rely on third-party and public charging networks; our ability to attract and retain key personnel; our business, expansion plans and opportunities, including our ability to scale our operations and manage our future growth effectively; the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned competitive advantages with respect to our electric vehicles and products, including with respect to reliability, safety and efficiency; our business and H-D’s business overlapping and being perceived as competitors; our inability to maintain a strong relationship with H-D or to resolve favorably any disputes that may arise between us and H-D; our dependency on H-D for a number of services, including services relating to quality and safety testing. If those service arrangements terminate, it may require significant investment for us to build our own safety and testing facilities, or we may be required to obtain such services from another third-party at increased costs; any decision by us to electrify H-D products, or the products of any other company; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; potential harm caused by misappropriation of our data and compromises in cybersecurity; changes in laws, regulatory requirements, governmental incentives and fuel and energy prices; the impact of health epidemics on our business, the other risks we face and the actions we may take in response thereto; litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity; and the possibility that we may be adversely affected by other economic, business and/or competitive factors. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by new risk factors and uncertainties that may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this earnings release completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Media Contact: Jenni Coats (414) 343-7902
Financial Contact: Shawn Collins (414) 343-8002

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LiveWire Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenue, net	$5,701	$4,445	$14,317	$15,872
Costs and expenses:
Cost of goods sold	8,602	5,965	18,837	23,301
Selling, administrative and engineering expense	15,911	25,005	53,222	77,683
Total operating costs and expenses	24,513	30,970	72,059	100,984
Operating loss	(18,812)	(26,525)	(57,742)	(85,112)
Interest income	165	1,252	1,002	4,864
Change in fair value of warrant liabilities	(656)	2,581	(656)	9,131
Loss before income taxes	(19,303)	(22,692)	(57,396)	(71,117)
Income tax provision	92	2	96	26
Net loss	$(19,395)	$(22,694)	$(57,492)	$(71,143)

Net loss per share, basic and diluted	$(0.10)	$(0.11)	$(0.28)	$(0.35)

Weighted-average shares, basic and diluted	203,771	203,250	203,614	203,174

LiveWire Group, Inc.
Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$16,324	$64,437
Accounts receivable, net	3,501	3,874
Accounts receivable from related party	2	399
Inventories, net	22,865	26,942
Other current assets	3,566	2,709
Total current assets	46,258	98,361
Property, plant and equipment, net	28,587	34,012
Goodwill	8,327	8,327
Deferred tax assets	15	7
Lease assets	929	765
Intangible assets, net	868	1,058
Other long-term assets	4,236	5,430
Total assets	$89,220	$147,960
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,539	$1,738
Accounts payable to related party	7,485	9,762
Accrued liabilities	13,491	17,960
Current portion of lease liabilities	542	394
Total current liabilities	24,057	29,854
Long-term portion of lease liabilities	335	405
Deferred tax liabilities	141	118
Warrant liabilities	2,205	1,549
Other long-term liabilities	681	919
Total liabilities	27,419	32,845
Shareholders' equity:
Preferred Stock	—	—
Common Stock	20	20
Treasury Stock	(4,172)	(3,413)
Additional paid-in-capital	349,366	344,409
Accumulated deficit	(283,405)	(225,913)
Accumulated other comprehensive (loss) income	(8)	12
Total shareholders' equity	61,801	115,115
Total liabilities and shareholders' equity	$89,220	$147,960

LiveWire Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities:
Net loss	$(57,492)	$(71,143)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	8,027	7,737
Change in fair value of warrant liabilities	656	(9,131)
Stock compensation expense	3,694	3,883
Provision for doubtful accounts	(3)	25
Deferred income taxes	—	17
Inventory write-down	2,163	4,294
Other, net	(379)	(477)
Changes in current assets and liabilities:
Accounts receivable, net	546	2,600
Accounts receivable from related party	397	2,861
Inventories	2,068	(5,530)
Other current assets	(52)	(113)
Accounts payable and accrued liabilities	(2,996)	(1,143)
Accounts payable to related party	(2,277)	(5,870)
Net cash used by operating activities	(45,648)	(71,990)
Cash flows from investing activities:
Capital expenditures	(2,778)	(6,661)
Net cash used by investing activities	(2,778)	(6,661)
Cash flows from financing activities:
Gross proceeds from the sale of common stock pursuant to the at-the-market public offering	1,305	—
Payment of offering costs from the at-the-market public offering	(267)	—
Repurchase of common stock	(759)	(927)
Net cash used by financing activities	279	(927)
Effect of exchange rate changes on cash and cash equivalents	34	116
Net decrease in cash and cash equivalents	$(48,113)	$(79,462)
Cash and cash equivalents:
Cash and cash equivalents—beginning of period	$64,437	$167,904
Net decrease in cash and cash equivalents	(48,113)	(79,462)
Cash and cash equivalents—end of period	$16,324	$88,442